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Exhibit 23.1



CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Registration Statement on Form S-1 of Mediconsult.com, Inc. of our report dated
February 26, 1999 on our audits of the consolidated financial statements of Mediconsult.com, Inc. as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts."

Hamilton, Bermuda
April 2, 1999                          PricewaterhouseCoopers